EXHIBIT (2)(k)(3)(h)

AMENDMENT TO

JOHN HANCOCK CLOSED-END FUNDS

SERVICE AGREEMENT

FOR

TRANSFER AGENT SERVICES

June 30, 2014

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THIS AMENDMENT (this “Amendment”) dated June 30, 2014 to the Service Agreement for Transfer Agent Services (the “ Agreement”) dated June 1, 2002, as amended by and between Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, a New Jersey limited liability company (“ Agent”), and John Hancock Financial Opportunities Fund, John Hancock Hedged Equity & Income Fund, John Hancock Income Securities Trust, John Hancock Investors Trust, John Hancock Preferred Income Fund, John Hancock Preferred Income Fund II, John Hancock Preferred Income Fund III, John Hancock Premium Dividend Fund, John Hancock Tax- Advantaged Dividend Income Fund and John Hancock Tax-Advantaged Global Shareholder Yield Fund, each a Massachusetts Business Trust (collectively, the “Clients”).

WHEREAS, Agent and the Clients desire to amend the Agreement as provided in this amendment.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Agreement

(a)	Section 2 (a) of the Agreement is hereby amended and restated in its entirety to read as follows:

(a)	Effective June 30, 2014, this Agreement shall continue through June 30. 2016, provided however, the Clients may terminate this Agreement at any time and without penalty on sixty (60) days written notice to Agent.

(b)	Exhibit D for each Client, as amended, is hereby deleted in its entirety and replaced with the attached revised Exhibit D.

2.	Term of the Amendment. This amendment shall become effective upon due execution and delivery by the parties hereto, and shall remain in effect for so long as the Agreement shall remain in effect.

3.	Ratification. Except as expressly set forth herein, the Agreement is not modified hereby and shall remain in full force and effect in accordance with the respective provisions thereof and is in all respects ratified and affirmed.

4.	Partial Invalidity. If any provision of this Amendment is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Amendment as a whole, but this Amendment shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
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5.	Counterparts. This Amendment may be executed in two or more counterparts, each of which, when executed and delivered, shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.

Computershare Inc.

By:
Name:	Jay McHale
Title:	President

John Hancock Financial Opportunities Fund

John Hancock Hedged Equity & Income Fund

John Hancock Income Securities Trust

John Hancock Investors Trust

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Premium Dividend Fund

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Tax-Advantaged Global Shareholder Yield Fund

By:
Name:	Salvatore Schiavone
Title:	Treasurer of the Funds listed Above
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Exhibit D

STOCK TRANSFER FEE SCHEDULE

Effective June 30, 2014

Fees are not subject to increase during the term set forth in Section 2(a) of the Agreement.

Term Set Forth in Section 2(a) of the Agreement:	2 Years[1]
Fee Not Subject to Increase	2 Years

Administration & Account Maintenance

Computershare will assign a Client Service Manager to consult with Client on all facets of stock transfer administration, including, but not limited to, securities regulations, transfer requirements, structuring of annual meetings, cash and stock dividends, etc.

Included in the Monthly fee below are: Monthly OFAC Reporting and all Annual Meeting Administrative costs, including:

•	Notice and Access

•	Search and Distribution- the preparation and mailing of the notice and inquiry required by Rule 14a-13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the mailing or delivery of proxy solicitation materials

•	Balancing and reconciling the OTC position.

•	Provide tabulation reports

•	Provide direct link to Broadridge to system for voting

•	Vote monitoring to ensure that no phone calls are required to obtain vote

Fund Name	Administration & Account Maintenance (per month) 2014-2016
John Hancock Bank & Thrift (“BTO”)	$2,382.00
John Hancock Hedged Equity & Income Fund	$1,579.00
John Hancock Income Securities Trust (“Income Securities”)	$5,380.00
John Hancock Investors Trust (“Investors Trust”)	$4,227.00
John Hancock Preferred Income Fund (“Preferred Income”)	$2,075.00
John Hancock Preferred Income Fund II (“Preferred Income II”)	$2,075.00
John Hancock Preferred Income Fund III (“Preferred Income III”)	$2,075.00
John Hancock Premium Dividend Fund (“Patriot Prem Div”)	$9,174.00
John Hancock Tax-Advantaged Dividend Income Fund (“Tax-Adv. Div Income”)	$1,921.00
John Hancock Tax-Advantaged Global Shareholder Yield Fund (“Tax-Adv. Global S/H Yield”)	$1,085.00

[1]	Subject to Section 2(a) of the Agreement

The Administration and Account Maintenance fees cover all of the services and are subject to the allowances listed below.

--------------- AII allowances are on a per fund basis ---------------

	Allowances per Fund
	Fee	BTO (a)	Hedged Equity & Income Fund	Income Securities	Investors Trust	Premium Div Fund (b)	Preferred Income	Preferred Income II	Preferred Income III	Tax-Adv. Div Income	Tax-Adv. Global S/H Yield (c)
No. of Active Accounts Maintained	$2.50/ Year	1,800	1,000	5,300	4,700	4,600	500	500	500	500	1,000
No. of Inactive Accounts	40% of Active A/C Fee	500	250	2,500	2,500	3,650	250	250	250	250	250
No. of Dividend Reinvestment Accounts Maintained	44.00	1,400	100	1,500	1,050	2,300	100	100	100	100	100
No. of Legal Review Items Processed	$50.00	100	25	100	100	100	25	25	25	25	25
No. of Certificates Issued & Book Entry Credits		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
No. of Certificates Cancelled & Book Entry Debits		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
No. of Additional Mailings per Year (including one enclosure)	See Below	1	1	1	1	1	1	1	1	1	1
No. of Reports, Analyses, Lists, or Labels		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
No. of Inspectors of Election	$1,500.00	1	1	1	1	1	1	1	1	1	1
No. of Respondent Bank Omnibus Proxies	$150.00	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
No. of S/H Telephone Call Handled by IVR System (d)		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
No. of S/H Telephone Calls Transferred from IVR to CSR (d)	$5.25	500	Unlimited	2,075	1,700	2,600	310	310	310	310	Unlimited

(a)	IVR = Interactive Voice Response; CSR = Customer Service Representative
(b)	ISD transactions are defined as any shareholder transaction initiated through ISD, including but not limited to share sales or purchases, duplicate statement or tax form requests, address or pin changes, account changes or updates and certificate requests.

--------------- AII allowances are on a per fund basis ---------------

Stock Transfer

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	Fee	BTO	Hedged Equity & Income Fund	Income Securities	Investors Trust	Premium Div Fund	Preferred Income	Preferred Income II	Preferred Income III	Tax-Adv. Div Income	Tax-Adv. Global S/H Yield
No. of State Mandated Due Diligence Mailings for Lost Property	$3 per a/c $250 min	25	25	25	25	25	25	25	25	25	25
No. of SEC Mandated Lost S/H Database Searches	$2.50 par a/c S250 min	25	25	25	25	25	25	25	25	25	25
MLink Administration Fee (Electronic delivery of materials)	As appraised	1	1	1	1	1	1	1	1	1	1
Evote Administration Fee	As appraised	1	1	1	1	1	1	1	1	1	1
Telephone Votes		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
Internet		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
Investor / Broker Directed Movement of Shares	$3.00	50	50	50	50	50	50	50	50	50	50

Stock Transfer

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Dividend Disbursement Fee

Number of dividends processed per year. The dividend disbursement fee includes all of the services listed below.

Fund Name	Included
Financial Opportunities Fund	4
Hedged Equity & Income Fund	4
Income Securities	4
Investors Trust	4
Patriot Premium Dividend Fund	12
Preferred Income	12
Preferred Income II	12
Preferred Income III	12
Tax-Adv. Global S/H Yield	12
Tax-Adv. Div Income	12

•	Preparing and mailing checks
•	Reconciling checks
•	Preparing payment register in list form
•	Withholding and filing taxes for non-resident aliens and others
•	Filing federal tax information returns
•	Processing “B” and “C” notices received from the IRS
•	Mailing required statements (Form 1099DIV or Form 1042) 10 registered holders
•	Maintaining stop payment files and issuing replacement checks
•	Maintaining separate dividend addresses
•	Receiving, verifying and posting funds to cover entire dividend distribution on mailing date of checks

Stock Transfer

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INVESTOR PLAN SERVICES FEE SCHEDULE

Item	Amount	Note	Paid By1
Plan Set Up Fee	$2,500	Per Fund	Company
Fulfillment Processing	$5.50	Per request	Company
Reinvestment Trading Fee	$.05	Per share	Participant
Purchase of Additional Shares By check By Electronic Transfer Trading Fee	$5.00 $2.00 $.05	Per investment Per investment Per share	Participant
Sale of Shares[2] Trading Fee	$5.00 $.05	Per share	Participant
Safekeeping	No Charge
Duplicate Statement - Prior Year	No Charge
Insufficient Funds or Rejected Automatic Debit	$35.00	Per check or debit	Participant
Other services including (but not limited to): Certificate Issuance Transfer of Shares	Per Stock Transfer Agency Contract		Company
Out of Pocket Expenses including (but not limited to): Forms/Brochures, Postage, 800 Number, etc.	As incurred		Company
Note 1	Fees could be: “P” Participant Paid or “C”, Company Paid
Note 2	Including sales of fractional shares upon termination from plan.

Escheatment Services
Annual Compliance Services	Included
SEC Mandated Electronic Database & New Address Retrieval Mailing	$3.00 per account
(subject to the following minimum)	$250.00
Each state mandated due diligence mailing	$2.50 per account
(subject to the following minimum)	$250.00
In-Depth Search and Location Services	No charge to company
(Annual compliance services include all of the services listed below)

•	Assist in establishing compliance with the unclaimed property requirements of all jurisdictions that may have a claim on escheatable property held by your organization
•	Processing records and property subject to reporting based upon current state statutes rules, and regulations
•	Requesting penalty and interest release agreements and indemnification from future claim agreements (on property remitted) from the states that offer such agreements
•	Identifying properly that has become escheatable since the last filing date
•	Review state regulations to determine if there have been any changes in reporting procedures
•	Reporting and remitting property to states

Stock Transfer

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ISSUER ONLINE System Access	Included

•	Providing client access to Computershare’s mainframe inquiry and internet based system for management reporting and shareholder records
•	Providing daily data on registered shareholders
•	Providing daily access to proxy tabulation file during proxy season

DIRECT REGISTRATION/PROFILE SYSTEM

Enrollment Fee

Annual Surety Fee

Stock Distribution Event – full, full and fractional shares

DRS Fee, per statement

Investor directed movement of shares, each

Broker directed movement of hares, each

DRS/Profile reject fee, each

DRS/Profile Broker Authorization Form. each

Included Included $3.50 $0.25 $3.00 $3.00 $5.00 $1.50

ACH/DIRECT DEPOSIT SERVICES

Initial Setup Fee

Annual Maintenance Fee

ACH file transmission, each distribution; per item

Placement of Stop Payment Order

Returns/Reversals, per occurrence

(Annual Maintenance includes oil of the services listed below)

Included Included Included $10.00 $10.00

•	Processing returned authorization forms
•	Posting bank information to accounts
•	Creating pre-note transactions and sending to clearinghouse
•	Following up on rejects
•	Produce and mail checks for returned items

Stock Transfer

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ADDITIONAL SERIVICES AVAILABLE UPON REQUEST

STANDARD MAILING SERVICES

Minimum charge for each of the below services

Addressing mailing medium, per name

Affixing labels, per label

Machine inserting

1st Enclosure, per piece

2nd Enclosure, per piece

Each Enclosure thereafter, per piece

Manual inserting

$500.00 $0.05 $0.04 $0.05 $0.04 $0.03 By Appraisal

OTHER SERVICES

Confidential Proxy Voting

Dividends – Special Cash Dividends

Electronic Distribution of Materials

Foreign Tax Re-claim

Householding of Annual Meeting and Other Materials

Interactive Online Meeting Services

Logistics Services (including document transportation,
fulfillment, printing and media placement)

Mailing Quarterly or Periodic Reports

Maintaining Mail Lists

Secondary Offerings or Closings

Stock Splits and Stock Dividends

Special Meetings

Survey Tabulation

By Appraisal By Appraisal By Appraisal By Appraisal By Appraisal By Appraisal By Appraisal By Appraisal By Appraisal By Appraisal By Appraisal By Appraisal By Appraisal By Appraisal

Stock Transfer

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ADDITIONAL SERVICES PROVIDED BY COMPUTERSHARE

In addition to transfer agent services, Computershare Investor Services also provides the following related services. Contact your Sales Representative or Client Service Manager for additional information.

Bank/Broker Distributions

Corporate Stock Buy-Back Services

Custodial Services

Employee Stock Option Plan Administration

Employee Stock Purchase Plan Administration

Escrow Services

Exchange or Tender Offer Processing

Financial Planning Services

Odd-Lot Program Administration

Proxy Solicitation

StockWatch (beneficial owner identification)

Subscription Agent Services

Rights Agency

Warrant Agency

Stock Transfer

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EXPENSES AND OTHER CHARGES

Fees and Out of Pocket Expenses: The cost of stationery and supplies, including but not limited to transfer sheets, dividend checks, envelopes, and paper stock, together with any disbursement for telephone, postage, mail insurance, travel for annual meeting, link-up charges for ADP and tape charges from OTC are billed in addition to the above fees. All charges and foes, out of pocket costs, expenses and disbursements of Computershare are due and payable by Client upon receipt of in invoice from Computershare.

With respect to any shareholder mailing processed by Computershare, Client shall, at least one business day prior to mail date, provide immediately available funds sufficient to cover all postage due on such mailing. For any dividend mailing, Client shall, at least one business day prior to the mail date, also provide immediately available funds sufficient to pay the aggregate amount of dividends to be paid.

Offering Administration Fee: A minimum fee of $5,000 will be imposed for activities associated with initial public offerings (IPO’s), secondary offerings and / or closings. The fee covers the coordination of efforts necessary between Computershare, the Client’s underwriters, the banknote company and DTC in order to effect the closing. This fee will cover the issuance of up to 200 certificates and / or book-entry credits. Certificates and /or book-entry credits over this amount will be billed at $2.00 each. This fee is in addition to any fees Computershare may charge for coordination of selling shareholders, custody services and/ or escrow services.

Conversion: If an out-of-proof condition exists at the time of conversion, and such condition is not resolved within 90 calendar days of such conversion, Client agrees to provide Computershare with funds or shares sufficient to resolve the out-of-proof condition promptly after the expiration of such 90 day period.

Deconversion: Upon expiration or termination of this Agreement, Client shall pay Computershare a fee for deconversion services (e.g., providing shareholder lists and tiles, producing and shipping records, answering successor agent inquiries). This fee shall be based on Computershare’s then-current deconversion fee schedule. Computershare may withhold the Client’s records, reports and unused certificate stock pending Client’s payment in full of all fees and expenses owed to Computershare under this Agreement.

Legal Expenses, System Modifications: Certain expenses may be incurred in resolving legal matters that arise in the course of performing services hereunder. This may result in a separate charge to cover Computershare’s expenses (including the cost of external or internal counsel) in resolving such matters; provide d that any legal expenses charged to the Client shall be reasonable.

In the event any federal, state or local laws, rules or regulations are enacted that require Computershare to (i) make any adjustments and/or modifications to its current system, or (ii) provide additional services to Client for which Computershare is not being compensated hereunder, then Client shall compensate Computershare (a) on a pro rata basis proportionate to the Client’s registered shareholder base, for the costs associated with making such required adjustments and/or modifications, or (b) according to Computershare’s standard fees established , in good faith, with respect to such additional services.

Other Services: Fees for any services provided to Client by or on behalf of Computershare hereunder that are not set forth above will be based on Computershare’s standard fees at the time such services are provided or, if no standard fees have been established, an appraisal of the work to be performed.

Stock Transfer

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